COVOL TECHNOLOGIES, INC.




                          SECURITIES PURCHASE AGREEMENT



                           Dated as of March 17, 1999

                                TABLE OF CONTENTS


Page

                                Article

         DEFINITIONS......................................................1
 1.1     Definitions; Interpretation......................................1

                                   Article II
         ISSUANCE AND SALE OF THE SECURITIES..............................9
2.1      Authorization of the Securities..................................9
2.2      Issuance and Sale of the Securities. ............................9

                                   Article III
         CLOSING; CLOSING DELIVERIES.......................................10
3.1      Closing...........................................................10
3.2      Payment for and Delivery of the Securities........................10

                                   Article IV
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................10
4.1      Existence; Qualification; Subsidiaries............................10
4.2      Authorization and Enforceability; Issuance of the
         Securities, the Conversion Shares and the Warrant Shares..........10
4.3      Capitalization....................................................11
4.4      Private Sale......................................................12
4.5      Financial Statements; Disclosure..................................12
4.6      Absence of Certain Changes........................................13
4.7      Litigation........................................................14
4.8      Licenses, Compliance with Law, Other Agreements, Etc..............15
4.9      Third-Party Approvals.............................................15
4.10     No Undisclosed Liabilities........................................15
4.11     Tangible Assets...................................................15
4.12     Inventory.........................................................15
4.13     Owned Real Property...............................................16
4.14     Real Property Leases..............................................16
4.15     Agreements........................................................16
4.16     Intellectual Property.............................................16
4.17     Employees.........................................................17
4.18     ERISA; Employee Benefits..........................................17
4.19     Environmental Laws................................................18
4.20     Transactions With Affiliates......................................19
4.21     Taxes.............................................................19
4.22     Other Investors...................................................20
4.23     Year 2000 Representations.........................................20


                                       (i)

                                TABLE OF CONTENTS
                                   (continued)

 4.24    Seniority.........................................................20
 4.25    Investment Company................................................21
 4.26    Certain Fees......................................................21
 4.27    Solicitation Materials............................................21
 4.28    Form S-3 Eligibility..............................................21
 4.29    Listing and Maintenance Requirements Compliance...................21
 4.30    Registration Rights; Rights of Participation......................21
 4.31    Synthetic Fuel Facilities.........................................22
 5.1     Authorization and Enforceability..................................22
 5.2     Government Approvals..............................................23


                                   Article VI
         COMPLIANCE WITH SECURITIES LAWS...................................23
 6.1     Investment Intent of .............................................23
 6.2     Status of Securities..............................................23
 6.3     Accredited Investor Status........................................23
 6.4     Access to Information.............................................23
 6.5     Transfer of Securities, Conversion Shares and Warrant Shares......23


                                   Article VII
         CONDITIONS PRECEDENT..............................................24
 7.1     Conditions Precedent..............................................24
 7.2     Closing Deliveries to the Company.................................27

                                  Article VIII
         COVENANTS OF THE COMPANY..........................................27
 8.1     Restricted Actions................................................27
 8.2     Required Actions..................................................31
 8.3     Reservation of Common Stock.......................................34
 8.4     Payments Free of Withholding......................................34


                                   Article IX

         SURVIVAL..........................................................34
 9.1     Survival..........................................................34


                                    Article X
         INDEMNIFICATION...................................................34
 10.1    Indemnification...................................................34



                                      (ii)

                                TABLE OF CONTENTS
                                   (continued)

                                   Article XI
         GENERAL PROVISIONS................................................35
 11.1    Successors and Assigns............................................35
 11.2    Entire Agreement..................................................35
 11.3    Notices...........................................................35
 11.4    Purchaser Fees and Expenses.......................................36
 11.5    Amendment and Waiver..............................................37
 11.6    Counterparts......................................................37
 11.7    Headings..........................................................37
 11.8    Specific Performance..............................................37
 11.9    Remedies Cumulative...............................................38
 11.10   GOVERNING LAW.....................................................38
 11.11   CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE.............38
 11.12   WAIVER OF JURY TRIAL..............................................39
 11.13   No Third Party Beneficiaries......................................39
 11.14   Severability......................................................39
 11.15   Right of First Refusal............................................39



Exhibit A       Certificate of Designations
Exhibit B       Financial Statements
Exhibit C       Registration Rights Agreement
Exhibit D       Security Agreement
Exhibit E       Side Agreements
Exhibit F       Termination and Release Agreement
Exhibit G       Form of Warrant
Exhibit H       Form of Convertible Secured Note
Exhibit I       Opinion of Counsel


                                      (iii)

                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of March 17, 1999, by and among Covol Technologies, Inc., a Delaware corporation (the "Company") and OZ Master Fund,
Ltd. (the "Purchaser").

         The Purchaser desires to purchase from the Company, and the Company desires to issue to the Purchaser, upon the terms and subject to the conditions set forth herein (i) shares of the Preferred Stock, (ii) the Convertible Secured Notes of the Company and (iii) the Warrants (other than the Series E Warrants).

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                    Article I
                                   DEFINITIONS

         1.1 Definitions; Interpretation.

                  (a) For purposes of this Agreement, the following terms have the indicated meanings:

                  "Affiliate"  of  a  Person  means  any
officer, director or employee of the Company and any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 20% or more of the Capital Stock havingordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Board of Directors" means the board of directors of the Company.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

                  "Capital Expenditures" means, with respect to any Person for any period, the sum, without duplication, of the aggregate amount of all expenditures of such Person during such period which, in accordance with GAAP, is required to be included in, or is properly included by such Person as additions to property, plant or equipment or other similar fixed asset accounts of such Person. For purposes of the definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent that the gross amount of such purchase price exceeds the amount of the trade-in credit or insurance proceeds applied to such purchase, as the case may be.

                  "Capital Stock" of any Person shall mean any and all shares, interests (including membership and economic interests in a limited liability company), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity prior to such conversion.

                  "Capitalized Lease" means any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

                  "Capitalized  Lease  Obligation"  means
obligations  for  the payment of rent for any Capitalized  Lease;
for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CERCLA"  shall mean the federal  Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  "Certificate  of   Designations"   means  the
Certificate of Designations, Number, Voting Powers, Preferences and Rights of the series of the Preferred Stock of the Company to be designated Series D Cumulative Convertible Preferred Stock, set forth as Exhibit A hereto, as the same may be amended from time to time with the requisite consent of the holders of Preferred Stock.

                  "Closing" has the meaning set forth in Section
3.1.

                  "Closing Date" has the meaning set forth in
Section 3.1.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Common  Stock"  means,  collectively,  the
Company's Common Stock, $.001 par value per share, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Company" has the meaning set forth in the recitals hereof.

                  "Confidential  Information" means any
proprietary information concerning the Company's business other than information that (i) was already known to the Person having a duty tokeep confidential such information on a nonconfidential basis prior to the time of disclosure, (ii) is or becomes generally available to the public through no act or omission of such Person or (iii) becomes available to such Person on a nonconfidential basis from a source other than any party hereto (or any agent or representative thereof) if such source was not under a prohibition against disclosing the information or otherwise bound by a confidentiality agreement with respect thereto.

                  "Conversion Shares" means shares of Common Stock issued or issuable upon conversion of shares of the Preferred Stock and the Notes; provided, that if there is a change such that the securities issuable upon conversion of the Preferred Stock and the Notes are issued by an entity other than the Company or there is a change in the securities so issuable, then the term "Conversion Shares" shall mean shares or the security issuable upon conversion of the Preferred Stock and the Notes if such securities are issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

                  "Current Balance Sheet" means the audited balance sheet of the Company as at September 30, 1998.

                  "Dividend  Shares"  means  shares of  Preferred
Stock issued pursuant to Section 1D of the Certificate of Designations.

                  "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the Closing Date) for employees of the Company, any Subsidiary or any ERISA Affiliate.

                  "Environmental Actions" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of the Company or any of its Subsidiaries, licensees or predecessors in interest; (ii) from adjoining properties or business; or (iii) from or onto any facilities which received Hazardous Materials generated by the Company or any of its Subsidiaries, licensees or predecessors in interest.

                  "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, et seq.), the Hazardous Materials Transpiration Act (49 U.S.C. 42 ss. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251, et seq.), the Clean Air Act (42 U.S.C. ss. 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601, et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws may be amended or supplemented from time to time, and any other present or future federal (United States or Canada), state, provincial, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Agency imposing liability or establishing standards of conduct for protection of the environment.

                  "Environmental Liabilities and Costs" means all liabilities (including strict liabilities), monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and
expenses  (including  all  reasonable   out-of-pocket  fees,
disbursements and expenses of counsel, out-of-pocket expert and consulting fees, and out-of-pocket costs for environmental
site  assessments,   remedial   investigations   and feasibility
studies),
fines,   penalties,   sanctions  and  interest  incurred  as  a
result of any Environmental Action filed by any Governmental Agency or any third party, which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned by the Company or any of its Subsidiaries, licensees or predecessors in interest or (ii) any facility which received Hazardous Materials generated by the Company or any of its Subsidiaries, licensees or predecessors in interest.

                  "Environmental   Lien"   means   any  Lien  in
favor of any Governmental Agency for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

                  "Exchange Act" means the  Securities  Exchange
Act of 1934, as amended.

                  "Existing Indebtedness" has the meaning set forth in Section 4.2.

                  "Facilities" has the meaning set forth in
Section 4.31.

                  "Family Group" means, with respect to an individual Purchaser, such Purchaser, such Purchaser's spouse, siblings, descendants and/or ancestors (whether natural, by marriage or adopted) and any trust solely for the benefit of such Purchaser and/or such Purchaser's spouse, siblings, their respective ancestors and/or descendants (whether natural, by marriage or adopted).

                  "Financial Statements" means (i) the unaudited balance sheets of the Company as at December 31, 1998 and 1997, and the related unaudited statements of income and consolidated cash flow for the quarterly periods then ended, and (ii) the audited balance sheets of the Company as at September 30, 1998 and 1997, and the related audited statements of income and consolidated cash flow for the fiscal year periods then ended, all of which are attached as Exhibit B hereto.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

                  "Governmental Agency" means any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body and the National
Association of Securities Dealers.

                  "Hazardous Materials" includes (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

                  "Hedging Agreement" means any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company, and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

                  "includes"  and  "including"   mean  includes
and  including, without limitation.

                  "Indebtedness" means, without duplication, as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the Ordinary Course of Business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the Ordinary Course of Business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof;
 (v) obligations and liabilities directly or indirectly guaranteed by such Person; (vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property; (vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person; (ix) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Purchaser and in accordance with accepted practice; and (x) the Notes issued hereunder valued at the Optional Redemption Price (as defined in the Notes) for purposes hereof.

                  "Intellectual   Property"   means  all
domestic and foreign patents, patent applications, disclosures, industrial designs, discoveries and inventions; trademarks, service marks, trade dress, trade names, d/b/a's, Internet domain names and corporate names and all goodwill associated therewith; published and unpublished works of authorship, copyrights; registrations, applications andrenewals for any of the foregoing; trade secrets, Confidential Information, know-how, technical and computer data, databases, proprietary information, documentation and software, financial, business and marketing plans, customer and supplier lists and all other intellectual property and proprietary rights; and all copies and tangible embodiments of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "knowledge" or "know" when used with respect to the Company means the knowledge of the senior management
(vice president or senior) of the Company, or any other management personnel that has had significant involvement in the business and affairs of the Company.

                  "Liability"   means  any  liability  or
obligation   (whether absolute or contingent, liquidated or
unliquidated or due or to become due).

                  "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge, encumbrance, security arrangement, restriction, covenant, encroachment or other title imperfection of any nature whatsoever, including
but  not  limited  to  any   conditional   sale  or  title
retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of security.

                  "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole.

                  "Material Adverse Effect" means any material adverse effect on (i) the business, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) any of the transactions contemplated hereby or by the Related Documents.

                  "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA of which the Company or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the six (6) years preceding the Closing Date.

                  "Notes" has the meaning set forth in Section
2.1.

                  "ordinary course of business" means the ordinary course of business of the Company consistent with past practice (including with respect to quantity, quality and frequency).

                  "PBGC" means the Pension Benefit  Guaranty
Corporation or any successor thereto.

                  "Permitted Liens" has the meaning set forth in
Section 8.1(l).

                  "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other entity.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA), maintained or contributed to by the Company, or any predecessor or Subsidiary at any time during the 5-calendar years immediately preceding the date of this Agreement.

                  "Preferred Shares" has the meaning set forth in
Section 2.1.

                  "Preferred  Stock" means the Series D
Cumulative Convertible Preferred Stock, $.001 par value per share, of the
Company.

                  "RCRA"  shall  mean  the  federal  Resource
Conservation  and Recovery Act, as amended.

                  "Registration  Rights Agreement" means the
Registration Rights Agreement between the Company and the Purchaser substantially in the form of Exhibit C hereto.

                  "Related Documents" means all documents and instruments to be executed or adopted by the Company in connection herewith, including without limitation the Certificate of Designations, the Preferred Shares, the Side Agreements, the Termination and Release Agreement, each of the Notes, the Security Agreement, the Registration Rights Agreement, the Warrants and all other documents and instruments to be executed or adopted by the Company pursuant thereto.

                  "Release"  means  any  spilling,  leaking,
pumping,  pouring, emitting,  emptying,   discharging,
injecting,  escaping,  leaching,  seeping, migrating,  dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other
closed  receptacles containing   Hazardous  Materials)  into  the
indoor or outdoor environment, including ambient air, soil, surface or ground water.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health
or welfare or the indoor  or  outdoor   environment;   (iii)
perform   pre-remedial  studies  and investigations and
post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

                  "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

                  "SEC" means the Securities and Exchange
Commission.

                  "Securities" has the meaning given that term in
Section 2.1.

                  "Securities Act" means the Securities Act of
1933, as amended.

                  "Security Agreement" means the Security
Agreement by and among the Company, the Purchaser, PC Virginia Synthetic Fuel #1, L.L.C., a Delaware limited liability company, PC West Virginia Synthetic Fuel #1, L.L.C., a Delaware limited liability company, PC West Virginia Synthetic Fuel #2, L.L.C., a Delaware limited liability company, and PC West Virginia Synthetic Fuel #3, L.L.C., a Delaware limited liability company, substantially in the form attached as Exhibit D hereto.

                  "Series E Warrants" has the meaning given that term in the definition of "Warrants" in this Section 1.1(a).

                  "Side  Agreements"  means each of the
Agreements, dated as of the Closing Date, by and between the Company and each of (i) PC Virginia Synthetic Fuel #1, L.L.C., a Delaware limited liability company, (ii) PC West Virginia Synthetic Fuel #1, L.L.C., a Delaware limited liability company, (iii) PC West Virginia Synthetic Fuel #2, L.L.C., a Delaware limited liability company, and (iv) the PC West Virginia Synthetic Fuel #3, L.L.C., a Delaware limited liability company, substantially in the form of Exhibit E hereto.

                  "Subsidiary" means any corporation,
partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, association or other business entity if the Company, directly or indirectly, is allocated a majority of partnership, association or other business entity gains or losses, or is or controls the managing director or general partner of such partnership, association or other business entity.

                  "Tax" means any  federal,  state,  local,  or
foreign  income, gross  receipts,  license,  payroll,
employment,   excise,  severance,  stamp, occupation, premium,
windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                  "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Termination and Release Agreement" means the Termination and Release Agreement, dated as of the Closing Date, by and between the Company and Trans Pacific Stores, LTD., a Hawaiian corporation, substantially in the form of Exhibit F hereto.

                  "Termination  Event" means (i) a Reportable
Event with respect to any Employee Plan, (ii) any event that causes the Company or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063,
4064,  4069,  4201 or 4212 of ERISA or Section  4971 or 4975 of
the Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any Employee Plan.

                  "Warrants" means, collectively (i) the Series A Stock Purchase Warrants of the Company initially exercisable for 200,000 shares of Common Stock, (ii) the Series B Stock Purchase Warrants of the Company initially exercisable for 200,000 shares of Common Stock, (iii) the Series C Stock Purchase Warrants initially exercisable for 228,572 shares of Common Stock and (iv) the Series D Stock Purchase Warrants initially exercisable for 342,858 shares of Common Stock, to be issued by the Company on the Closing Date and (v) the Series E Stock Purchase Warrants (the "Series E Warrants") of the Company initially exercisable for 312,196 shares of Common Stock, to be issued by the Company on the Closing Date, each of
(i) through (v)  substantially  in the form of Exhibit G hereto.

                  "Warrant  Shares" means shares of the Common
Stock obtained or obtainable upon exercise of the Warrants; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

                           (b) The  words  "herein,"  "hereof"
and "hereunder" refer to this Agreement as a whole and not to any particular article, section or other subdivision of this Agreement.


                                   Article II
                       ISSUANCE AND SALE OF THE SECURITIES

         2.1 Authorization of the Securities. The Company has authorized the issuance and sale to the Purchaser of (a) 60,000 shares of Preferred Stock (the "Preferred Shares"), (b) the Warrants (other than the Series E Warrants) and (c) its Convertible Secured Notes in an aggregate principal amount of $20,000,000 and containing the terms and conditions and in the form of the Note set forth in Exhibit H attached hereto (the "Notes" and, together with the Preferred Shares, the Warrants and the Dividend Shares, the "Securities"). The Preferred Shares and the Notes are convertible into and the Warrants are exercisable for shares of the Company's Common Stock and the Notes are secured by a first priority security interest in the collateral described in the Security Agreement.

         2.2 Issuance and Sale of the Securities. At the Closing, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser (a) 60,000 Preferred Shares, (b) Warrants (other than the Series E Warrants) initially exercisable for an aggregate of 971,430 Warrant Shares, and (c) a Note in the aggregate principal amount of $20,000,000, for an aggregate purchase price of $16,000,000. For federal income tax purposes, the Company and the Purchaser agree that the aggregate amount paid by the Purchaser for (i) the Preferred Shares is $6,000,000, (ii) the Warrants (other than the Series E Warrants) is $0, and (iii) the Notes is $10,000,000. Neither the Company nor the Purchaser shall file any Tax Return or take any position with any taxing authority inconsistent with the preceding sentence.

                                   Article III
                           CLOSING; CLOSING DELIVERIES

         3.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. on March 17, 1999, at the offices of Kirkland & Ellis, New York, New York or at such other time, place and/or date as shall be agreed upon by the parties hereto. The date upon which the Closing occurs is referred to herein as the "Closing Date".

         3.2 Payment for and Delivery of the Securities. At the Closing, the Company shall issue and deliver to the Purchaser,
(a) stock certificates for 60,000 Preferred Shares duly registered in the name of the Purchaser, (b) duly issued Warrants of the relevant series and initially exercisable for an aggregate of 971,430 Warrant Shares and (c) a Note in the aggregate principal amount of $20,000,000, against payment by the Purchaser, by wire transfer of immediately-available funds to the account designated by the Company not less than two (2) days prior to the Closing Date, of $16,000,000.


                                   Article IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Purchaser as follows:

         4.1 Existence; Qualification; Subsidiaries. Each of the Company and its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has full corporate or partnership power and authority, as the case may be, to conduct its business and own and operate its properties as now conducted, owned and operated. The copies of the Certificate of Incorporation, as amended, and By-Laws of the Company and all amendments thereto previously delivered to the Purchaser are true, correct and complete copies of such documents. The Company and each Subsidiary is licensed or qualified as a foreign corporation, partnership or limited liability company and is in good standing in all jurisdictions where such person is required to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Except as set forth on Schedule 4.1, the Company has no Subsidiaries and owns no capital stock or other securities of, and has not made any other investment in, any other entity. All of the issued shares of capital stock, partnership interests or membership interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or adverse claims.

         4.2 Authorization and Enforceability;  Issuance of the
Securities,  the Conversion Shares and the Warrant Shares.

                  (a) The Company has full power and authority and has taken all required corporate and other action necessary to permit it to execute and deliver this Agreement and the Related

Documents and to carry out the terms hereof and thereof and to issue and deliver the Securities, the Conversion Shares and the Warrant Shares (including adoption and filing in Delaware of the Certificate of Designations for the Preferred Stock), and none of such actions will violate any provision of the Certificate of Incorporation of the Company, the By-Laws of the Company or of any applicable law, regulation, order, judgment or decree or rule of any stock exchange where the Company's Common Stock is listed, or result in the breach of or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any material agreement (including the Company's current secured debt instruments set forth on Schedule 4.2 (the "Existing Indebtedness")), instrument or understanding to which the Company is a party or by which it is bound or by which it will become bound as a result of the transactions contemplated by this Agreement. This Agreement, each of the Related Documents and all other agreements and instruments contemplated hereby to which the Company is a party, have been duly executed and delivered by the Company and each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditor's rights generally and (ii) general principles of equity.

                  (b) The Preferred Stock has been duly and validly authorized and, when issued and delivered in accordance with this Agreement and, in the case of Dividend Shares, the Certificate of Designations, will be validly issued, fully paid, nonassessable, and outstanding. The execution, delivery and performance of this Agreement, each of the Related Documents and all other agreements and instruments contemplated hereby to which the Company is a party have been duly authorized by the Company. The Preferred Shares and, when issued, the Dividend Shares, Conversion Shares and the Warrant Shares, will be fully paid and nonassessable. The Dividend Shares have been duly reserved for issuance and when issued in accordance with the Certificate of Designations will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Preferred Stock. The Conversion Shares and the Warrant Shares have been duly reserved for issuance upon conversion of the Preferred Stock and the Notes and exercise of the Warrants, as the case may be, and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable shares of Preferred Stock or Common Stock, as the case may be. Neither the issuance and delivery of the Preferred Shares nor the issuance and delivery of Dividend Shares, nor the issuance and delivery of any Conversion Shares upon conversion of any Preferred Stock or Notes or the issuance and delivery of any Warrant Shares upon exercise of the Warrants is subject to any preemptive right of any stockholder of the Company or to any right of first refusal or other similar right in favor of any Person.

         4.3 Capitalization. The authorized capital stock of the Company consists of (a) 25,000,000 shares of Common Stock, par value $.001 per share, of which, as of March 8, 1999, 12,494,029 shares were outstanding, 4,142,858 shares are reserved for issuance upon conversion of the Preferred Stock and the Notes, 1,283,626 shares are reserved for issuance upon exercise of the Warrants, and 5,363,917 shares are reserved for issuance upon the exercise of certain stock options and warrants, and (b) 10,000,000 shares of preferred stock, par value $.001 per share, of which (i) 3,000 shares have been designated Series A Preferred Stock, of which 3,000 shares are issued and outstanding, (ii) 312,882 shares have been designated Series B Preferred Stock, of which 27,168 shares are issued and outstanding, (iii) 1,500 shares have been designated Series C Preferred Stock, of which 1,000 shares are issued and outstanding, and (iv) 80,000 shares have been designated Series D Preferred Stock. Upon the purchase and sale of the shares of the Preferred Stock to the Purchaser pursuant to this Agreement, all of such shares will be duly and validly issued and outstanding. All of the outstanding capital stock has been validly issued and is fully paid and nonassessable and has been issued in compliance with all applicable securities laws (including the provisions of the Securities Act and the rules and regulations promulgated thereunder) and (ii) no outstanding capital stock or other equity securities of the Company ranks senior or pari passu with the Preferred Stock in right of payment of dividends, or rights upon liquidation or redemption. There are no options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), voting restrictions, liens, rights of first offer, rights of first refusal, antidilution provisions or commitments of any character relating to any issued or unissued shares of capital stock of the Company other than as contemplated in the Related Documents. Except as contemplated by this Agreement and the Related Documents or as set forth inSchedule 4.3, there are no preemptive or other preferential rights applicable to the issuance and sale of securities of the Company, including the Securities, the Dividend Shares, the Conversion Shares and the Warrant Shares.

         4.4 Private Sale. Assuming the accuracy of the representations and warranties made by recipients of the Company's capital stock in connection with the acquisition of such capital stock, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale and issuance of any of its capital stock. Subject to the accuracy of the Purchaser's representations contained herein, neither the offer, sale and issuance of the Securities hereunder nor the issuance and delivery of any Dividend Shares, Conversion Shares upon conversion of any shares of Preferred Stock or Notes or any Warrant Shares upon exercise of any Warrants requires registration under the Securities Act or any state securities laws.

         4.5 Financial Statements; Disclosure.

                  (a) The Financial Statements (together with the notes thereto, as applicable), (i) are true, correct and complete in all material respects, (ii) are in accordance with the books and records of the Company and (iii) fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated in accordance with GAAP, except that the unaudited balance sheets and related financial statements do not contain an auditors' opinion and do not contain footnotes and are subject to normal, recurring year-end audit adjustments which are not material.

                  (b) This Agreement  together with the
schedules, attachments, exhibits, written statements and certificates supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which has not been disclosed to the Purchaser in writing of which the Company has knowledge, and which has had or could reasonably be anticipated to have a Material Adverse Effect.

                  (c) As of its filing date, each document filed with the SEC by the Company, as amended or supplemented prior to the Closing Date, if applicable, pursuant to the Securities Act and/or the Exchange Act, true and correct copies of which have been given to the Purchaser (i) complied in all material respects with the applicable requirements of the Securities Act and/or Exchange Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each final registration statement filed with the SEC by the Company pursuant to the Securities Act, as of the date such statement became effective (i) complied in all material respects with the applicable requirements of the Securities Act and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

         4.6 Absence of Certain Changes.

                  (a) Except as set forth on Schedule 4.6(a) since the date of the Current Balance Sheet, neither the Company nor any Subsidiary has:

                           (i)  incurred  any  Liabilities  other
than current Liabilities incurred, or obligations under contracts entered into, in the ordinary course of business and for individual amounts not greater than $250,000;

                           (ii) paid, discharged or satisfied any
claim, Lien or Liability, other than any claim, Lien or Liability (A) reflected or reserved against on the Current Balance Sheet and paid, discharged or satisfied in the ordinary course of business since the date of the Current Balance Sheet or (B) incurred and paid, discharged or satisfied since the date of the Current Balance Sheet, in each case in the ordinary course of business;

                           (iii) sold, leased, assigned or
otherwise transferred any of its assets,  tangible or intangible
(other than sales of inventory in the ordinary course of business and use of supplies in the ordinary course of business);

                           (iv)  permitted  any  of  its  assets,
 tangible or intangible, to become subject to any Lien (other than any Permitted Lien);

                           (v)  written  off  as   uncollectible
any accounts receivable other than (A) in the ordinary course of business or (B) for amounts not greater than $50,000 in the aggregate;

                           (vi)   terminated   or   amended  or
suffered   the termination  or amendment of, or other than in the
ordinary course of business, failed to perform in all material respects all of its obligations or suffered or permitted any material default to exist under, any material agreement, license or permit;

                           (vii)  suffered  any damage,
destruction or loss of tangible property (whether or not covered by insurance) which in the aggregate exceeds $100,000;

                           (viii) made any loan (other than
intercompany advances) to any other Person (other than advances to employees in the ordinary course of business which do not exceed $5,000 individually or $25,000 in the aggregate);

                           (ix) canceled, waived or released any
debt, claim or right in an amount or having a value exceeding
$100,000;

                           (x) paid any amount to or entered into
any agreement, arrangement or transaction with, or any series of agreements, arrangements or transactions with, any Affiliate
(including  its  officers,   directors  and employees) having a
value of in excess of $5,000 in the aggregate (other than as Company-wide employee benefits paid in the ordinary course of business);

                           (xi)  declared,  set aside,  or paid
any dividend or distribution with respect to its capital stock or redeemed, purchased or otherwise acquired any of its capital stock;

                           (xii) other than in the ordinary
course of business, granted any increase in the compensation of any officer or employee or made any other change in employment terms of any officer or employee;

                           (xiii) made any change in any method
of accounting or accounting practice;

                           (xiv) suffered or caused any other
occurrence, event or transaction outside the ordinary course of business or which could have a Material Adverse Effect; or

                           (xv) agreed,  in writing or otherwise,
to any of the foregoing.

                  (b) Since the date of the  Current  Balance
Sheet,  there has been no Material Adverse Change.

                  (c) Schedule 4.6(c) hereto sets forth a complete and accurate list as of the date hereof of (i) each place of business of the Company and each of its Subsidiaries and (ii) the chief executive office of the Company and each of its Subsidiaries.

         4.7 Litigation. No claim, suit, proceeding or investigation is pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any licensee or any officer or director thereof or the Company's, the Subsidiaries' or the licensee's business which if decided adversely to any such person could have a Material Adverse Effect. Schedule 4.7 hereto sets forth all litigation to which the Company is currently a party.

         4.8 Licenses, Compliance with Law, Other Agreements, Etc. Each of the Company, its Subsidiaries and, to the knowledge of the Company, its licensees has all material franchises, permits, licenses and other rights to allow it to conduct its business and is not in violation, in any material respects of any order or decree of any court, or of any law, order or regulation of any Governmental Agency, or of the provisions of any contract or agreement to which it is a party or by which it is bound, and neither this Agreement nor the Related Documents nor the transactions contemplated hereby or thereby will result in any such violation. Each of the Company's, its Subsidiary's and, to the knowledge of the Company, its licensee's business has been conducted in compliance with all federal, state and local laws, ordinances, rules and regulations, in all material respects.

         4.9 Third-Party Approvals. Assuming the accuracy of the representations and warranties of each Purchaser contained in this Agreement, the Company is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) inconnection with the execution and delivery of this Agreement or the Related Documents, or the consummation of the transactions contemplated hereby or thereby to occur on the Closing Date, except for any consents, approvals or authorizations set forth on Schedule 4.9, all of which have been obtained.

         4.10 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities (other than contingent Liabilities) except (i) as and to the extent of the amounts reflected or reserved against on the Current Balance Sheet (excluding the footnotes thereto) and (ii) liabilities and obligations incurred in the ordinary course of business since the date thereof that in the aggregate could not result in a Material Adverse Effect. To the Company's knowledge, there are no contingent Liabilities.

         4.11 Tangible Assets. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all material tangible assets used or reasonably necessary in connection with the conduct of its business.
All material tangible assets are free from any Liens (other than Permitted Liens) and, to the knowledge of the Company, are free from any material defects, have been maintained in accordance with normal industry practice and any regulatory standard or procedure to which such assets are subject, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which such assets are used or proposed to be used, other than defects and wear and tear which in the aggregate could not be expected to have a Material Adverse Effect.

         4.12  Inventory.   All  inventory  of  each  of  the
Company and its Subsidiaries, whether reflected on the Current Balance Sheet or otherwise, consists of a quality and quantity usable or salable in the ordinary course of business, subject to normal rates of defect or obsolescence consistent with the Company's historical experience.

         4.13  Owned Real  Property.  Set forth on  Schedule
4.13 is a true and correct description of all real property owned by the Company and its Subsidiaries. The Company and each of its Subsidiaries has good and marketable title in fee simple, free and clear of all Liens (other than any Permitted Lien), to all of the real property owned by the Company and each of its Subsidiaries.

         4.14 Real Property Leases.  Except as set forth on
Schedule 4.14, there exists no event of default (nor any event which with notice or lapse of time would constitute an event of default) with respect to the Company, any Subsidiary and, to the Company's knowledge, with respect to any other party thereto under any agreement pursuant to which the Company is the lessee or lessor of any real property, except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect, and all such agreements are in full force and effect and enforceable against the lessor or lessee in accordance with their terms except for such defaults and defects in enforceability as could not in the aggregate be expected to have a Material Adverse Effect.

         4.15 Agreements. Except as set forth on Schedule 4.15, none of the Company, any Subsidiary or, to the knowledge of the Company, any licensee is in default, nor to the knowledge of the Company is there any basis for a valid claim of default, and to the Company's knowledge no event has occurred which, with notice or lapse of time, would constitute a default, under any agreement, arrangement or understanding to which the Company, any Subsidiary or any licensee is aparty, and to the knowledge of the Company, no Person other than the Company is in default under any such agreement, in each case other than defaults which in the aggregate could not be expected to have a Material Adverse Effect. Additionally, none of the Company, any Subsidiary or, to the knowledge of the Company, any licensee is party to any agreement the performance of which in accordance with its terms (including any termination provision thereof) could be expected to have a Material Adverse Effect.

         4.16 Intellectual Property. Schedule 4.16 sets forth a complete list of (i) all patented, registered, applied for or otherwise material Intellectual Property owned, filed or used by the Company; and (ii) all trade names and material unregistered trademarks and other designations used by the Company in connection with its business. The Company owns and possesses all right, title and interest in and to, or has a valid and enforceable license to use, all Intellectual Property used by the Company in its business as currently conducted and as currently proposed to be conducted. No claim by any third party contesting the validity, enforceability, use or ownership of Intellectual Property owned, held or used by the Company has been made or, to the knowledge of the Company, is threatened. To the knowledge of the Company, neither it nor its indemnitees has violated or misappropriated the Intellectual Property of any third party and no third party has violated or misappropriated Intellectual Property owned, held or used by the Company. No claim by any third party has been asserted, or to the knowledge of the Company threatened, that the Company or its indemnitees is violating or misappropriating Intellectual Property. To the knowledge of the Company, all Intellectual Property owned or held by the Company is valid, subsisting and enforceable, and all such Intellectual Property is free of all Liens, and, except as set forth on Schedule 4.16, is fully
assignable by the Company to any Person,   without  payment,
consent of any Person or other condition or restriction. The Company has taken all reasonable measures to protect the secrecy, confidentiality and value of all Confidential Information, proprietary information and trade secrets owned, held or used by the Company (including, without limitation, entering into appropriate confidentiality agreements with all officers, directors, employees, and other Persons with
access to such information  and  trade  secrets).   To  the
knowledge of the Company, such information and trade secrets have not been disclosed to any Persons other than Company employees or Company contractors who had a need to know and use such information and trade secrets in the ordinary course of employment or contract performance and who executed appropriate confidentiality agreements.

         4.17 Employees. Except as set forth on Schedule 4.17, since the date of the Current Balance Sheet, no key employees and no group of employees has terminated, or to the knowledge of the Company plans to terminate, employment with the Company or any Subsidiary, as applicable. Except as set forth on
Schedule 4.17, the Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike, material grievance, material claim of unfair labor practice or other collective bargaining dispute. Except as set forth on Schedule 4.17, to the knowledge of the Company there is no organizational effort being made or threatened by or on behalf of any labor union with respect to its employees. To the knowledge of the Company, it has not committed any unfair labor practice or violated any federal, state or local law or regulation regulating employers or the terms and conditions of its employees' employment, including laws regulating employee
wages and hours,  employment discrimination,   employee  civil
rights,  equal  employment   opportunity  and employment  of
foreign nationals, except for such violations as could not be expected to have a Material Adverse Effect.

         4.18 ERISA; Employee Benefits. Each Plan (other than a Plan which is a Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or has timely filed for a favorable determination letter from the Internal Revenue Service and no event has occurred since the date of the last determination letter that could reasonably be expected to materially adversely affect the qualified status of such Plan. Each Plan (other than a Plan which is a Multiemployer Plan) is in full force and effect and has been administered in all material respects in accordance with its terms and is and has been, and each plan administrator and fiduciary of a Plan is acting and has been acting, in compliance in all material respects with all applicable requirements of the Code and ERISA (including the funding, reporting and disclosure and prohibited transaction provisions thereof) and other applicable laws, regulations and rulings in connection with each such Plan. No Plan has been terminated or partially terminated. With respect to each Plan which is a Multiemployer Plan, no complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) has occurred, no such Plan is in reorganization or insolvency (within the meaning of Title IV of ERISA) and no material withdrawal liability has been or could be assessed against the Company. The Company or one of its Subsidiaries has made, accrued or provided for all contributions required under each Plan. To the knowledge of the Company, no event has occurred or is reasonably expected to occur with respect to any employee pension benefit plan of the Company or any member of the Company's controlled group (within the meaning of Section 414 of the Code), which could reasonably be expected to directly or indirectly result in any material liability (other than liability arising in the ordinary course) to the Company or any member of its controlled group pursuant to Title IV of ERISA or Section 412 of the Code. No Plan (other than a Plan which is a Multiemployer Plan) has incurred an "accumulated funding deficiency" within the meaning of Section 412 of the Code or
Section 302 of ERISA.

         4.19 Environmental Laws. Except as set forth on Schedule
4.19:

                  (a) Each of the Company (as used in this Section 4.19, Company shall include any predecessor and the Company's Subsidiaries) and, to the knowledge of the Company, its licensees has complied and is in compliance with all Environmental Laws.

                  (b) The Company and, to the knowledge of the Company, its licensees have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws to operate its facilities, assets, and its businesses.

                  (c) No  Environmental  Actions have been
asserted against the Company or, to the knowledge of the Company, against any licensee or facility that may have received  Hazardous  Materials  generated  by the  Company or any
licensee,   regarding   any  actual,   threatened,   or  alleged
violation of Environmental Laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), including any investigatory, remedial, or corrective obligations, relating to it or its operations under Environmental Laws.

                  (d) To the knowledge of the Company, none of the following exists at any property or facility currently or formerly owned or operated by either the Company or, to the knowledge of the Company, any licensee: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or waste disposal areas, except for feed-stock properties for Company facilities.

                  (e) Except as disclosed on Schedule 4.19, neither the Company nor, to the knowledge of the Company, any licensee has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or Released any substance, including without limitation any Hazardous Material, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Environmental Liabilities and Costs. There has been no Release at any of the properties owned or operated by the Company or, to the knowledge of the Company, at any of the properties owned or operated by its licensees or, to the knowledge of the Company, at any disposal treatment facility which received Hazardous Materials generated by the Company or any licensee which is reasonably likely to result in Environmental Liabilities and Costs.

                  (f) Except as disclosed on Schedule 4.19, neither this Agreement nor the consummation of the transactions that are contemplated by this Agreement will result in any obligations for site investigation, cleanup or notification pursuant to any so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

                  (g) Neither the Company nor, to the knowledge of the Company, any licensee has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or Remedial Action, of any other Person relating to Environmental
Laws.

                  (h) The Company has provided to the Purchaser copies of all of the following in the Company's possession:
(i) the environmental compliance audits or any so-called "Phase I" or "PhaseII" environmental assessments, all of which are listed on Schedule 4.19; (ii) notices of Environmental Actions,
CERCLA information  requests  and  responses,   and  similar
documents,   relating  to violations  of  Environmental  Laws,
or Environmental Liabilities and Costs, relating to the Company or its licensees; (iii) correspondence alleging nuisance, injury or property damage arising from odors, noise, pollution or contamination associated with the Company's business; (iv) reports prepared in connection with any Remedial Action, RCRA corrective actions, or other site investigations or cleanups required or undertaken pursuant to Environmental Laws and associated with properties owned, leased, used or operated by the Company and its licensees; (v) documents describing or explaining cost estimates for closure and post-closure care of the Company's and its licensees' facilities involved in the treatment, storage or disposal of hazardous wastes; (vi) and
documents  alleging,   describing  or  explaining  the  Company's
liability  or potential liability pursuant to Environmental Laws.

         4.20 Transactions With Affiliates. Except as set forth on Schedule 4.20, neither the Company nor any Subsidiary is party to any agreement, arrangement or transaction or series of agreements, arrangements or transactions with any Affiliate which agreements, arrangements, transactions and series of transactions in the aggregate have a value over $5,000 (other than as Company-wide employee benefits paid in the ordinary course of business).

         4.21 Taxes.

                  (a) Except as disclosed on Schedule 4.21, each of the Company and its Subsidiaries has filed all Tax Returns that it was required to file, and has paid all Taxes due with respect to the periods covered by such Tax Returns.

                  (b)None of the  Company  and its  Subsidiaries
(i) has been a member of an affiliated group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (c) Each of the Company and its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (d) Except as set forth on Schedule 4.21, there is no dispute or claim concerning any Tax Liability of any of the Company and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which any of the directors and officers (and employees responsible for Tax matters) of the Company and its Subsidiaries has knowledge based upon personal contact with any agent of such authority.

         4.22 Other Investors. Set forth on Schedule 4.22 is a list of all shareholders (including option and convertible securityholders) of the Company who as of the date hereof, based on SEC filings of such shareholders, after giving effect to the terms hereof, own more than 5% of the fully diluted common equity of the Company and sets forth such percentage ownership.

         4.23 Year 2000 Representations. The Company represents and warrants that:

                  (a) The Company does not have any computer
applications that it believes are mission critical to the operation of synthetic fuel facilities that it operates. While the Company has not formally verified Year 2000 compliance with licensees that utilize the Company's technology in their synthetic fuel facilities, the Company believes that the computer applications used in the operations of these
facilities  are  not  mission   critical. Accordingly,  the
Company believes that Year 2000 issues will not be significant to these computer applications and accordingly, upgrading or modifications to these applications to make them Year 2000 compliant will not be significant.

                  (b) During 1998 the Company upgraded its network operating system and believes that system is Year 2000 compliant and that any additional upgrading to that system will not be significant. The Company utilizes computer applications in the finance and accounting departments and in the corporate office that utilize a two-digit date that will need to be upgraded in order to be Year 2000 compliant. The Company has contacted the providers of this software and they have indicated that Year 2000 compliant software will be available in early 1999. The Company believes the cost to purchase this upgraded software and to convert the applicable applications to this new software will be less than $50,000. The Company anticipates that this conversion will be completed by June 30, 1999. The costs incurred during 1998 to upgrade the network operating systems was approximately $25,000 and is included in selling, general and administrative expenses.

         4.24 Seniority. No Capital Stock of the Company whether or not currently outstanding is senior to or pari passu with the Preferred Stock in right of payment, whether with respect to dividends or redemption or upon liquidation, dissolution or otherwise.

         4.25 Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment
Company Act of 1940, as amended.

         4.26 Certain Fees. Other than fees and expenses due and payable to the Purchaser (pursuant to Sections 8.2(l) and 11.4), Havenwood Capital Markets, LLC and Leeds Group Inc., no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchaser shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of Havenwood Capital Markets, LLC or other Persons (other than any fees that may be payable to the Leeds Group Inc. by the Purchaser pursuant to a separate written agreement between the Purchaser and the Leeds Group Inc.) for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents and partners,and their respective Affiliates from and against all claims, losses, damages, costs (including attorney's fees) and expenses suffered in respect to any such claimed or existing fees.

         4.27 Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Securities other than the disclosure materials delivered to the Purchaser (the "Disclosure Materials") or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act. None of the Disclosure Materials or any other information provided to the Purchaser by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         4.28 Form S-3 Eligibility. The Company is eligible to register securities for resale with the SEC on Form
S-3 promulgated  under the Securities Act.

         4.29 Listing and Maintenance Requirements  Compliance.
(a) The Company has not received notice (written or oral) from the National Association of Securities Dealers that the Company is not in compliance with its listing or maintenance requirements.

                  (b) Upon  conversion of shares of the
Preferred Stock or the Notes into Conversion Shares or the exercise of the Warrants for the Warrant Shares, all such Conversion Shares and Warrant Shares shall be listed on the Nasdaq National Market System.

         4.30 Registration Rights; Rights of Participation. Except as described on Schedule 4.30 hereto, (a) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other Governmental Agency which has not expired or been satisfied in full and (b) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other related document which has not been waived. None of the rights granted to the Purchaser hereunder and under the Related Documents conflicts with or would cause a default under any of the agreements or arrangements listed on Schedule 4.30 hereto.

         4.31 Synthetic Fuel Facilities.

                  (a) The Company shall take all reasonably necessary action to ensure that the credit for producing fuel from a nonconventional source provided under Section 29 of the Code is available and is maintained with respect to each of the Company's and its licensee's facilities for producing synthetic fuels ("Facilities") including, without limitation, ensuring that the Facilities produce "qualified fuels" (as defined in Section 29(c) of the Code) and such qualified fuels are sold to persons that are not "related persons" (as defined in Section 29(d)(7) of the Code). Each of the Facilities was placed in service before July 1, 1998, in each case pursuant to a binding written contract in effect on or before December 31, 1996. For purposes of this Section 4.31, each representation made regarding licensees of the Company is made to the knowledge of the Company.

                  (b) Each of the representations and warranties made by any of the Company, its Subsidiaries or its licensees in obtaining any private letter ruling from the Internal
Revenue Service was true and correct in all material respects when made and as of the date the ruling was issued.

                  (c) Set forth on Schedule 4.31 is each private letter ruling obtained from the Internal Revenue Service regarding the Facilities which is addressed to the Company or any of its licensees or is otherwise able to be relied upon by the Company. To the Company's Knowledge, (i) no private letter ruling listed on Schedule 4.31 has been amended, rescinded or revoked since the date of issuance, and (ii) there exists no reason that the Internal Revenue Service would deny a request by the Company or any owner of the Facilities for a private letter ruling with regard to the Facilities owned by the Company or any of its licensees.

                                    Article V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows:

         5.1 Authorization and Enforceability. The Purchaser has full power and authority and has taken all action necessary to permit him/it to execute and deliver this Agreement and the other documents and instruments to be executed by it pursuant hereto and to carry out the terms hereof and thereof. This Agreement and each such other document and instrument, when duly executed and delivered by the Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application related to the enforcement of creditors' rights generally and (ii) general principles of equity.

         5.2 Government Approvals. To the knowledge of Purchaser, the Purchaser is not required to obtain any order, consent, approval or authorization of, or to make any declaration or filing with, any Governmental Agency in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby, except for any such order, consent, approval, authorization, declaration or filing which (i) has been or will be obtained or made, or (ii) is related to the nature of the business in which the Company is engaged.


                                   Article VI
                         COMPLIANCE WITH SECURITIES LAWS

         6.1 Investment Intent of the Purchaser. The Purchaser represents and warrants to the Company that it is acquiring the Securities for its own account, with no present intention of selling or otherwise distributing the same in violation of the Securities Act.

         6.2 Status of Securities. The Purchaser has been informed by the Company that the Securities have not been and will not be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

         6.3 Accredited Investor Status. The Purchaser represents and warrants to the Company that it is an "Accredited
Investor" as defined in  Regulation D under the Securities Act.

         6.4 Access to Information. The Purchaser has had access to management of the Company and has been able to ask questions of management related to the Company and has reviewed the Company's filings pursuant to the Exchange Act. Notwithstanding any due diligence investigations conducted by or on behalf of the Purchaser, it is understood and agreed by each of the parties hereto that the Purchaser is entitled to rely, and is relying, on the representations and warranties made by the Company herein and in the Related Documents.

         6.5 Transfer of Securities, Conversion Shares and
Warrant Shares.

                  (a)  Securities,  Conversion  Shares and
Warrant Shares may be transferred (i) pursuant to public offerings registered under the Securities Act, (ii) pursuant to Rule 144 of the SEC (orany similar rule then in force), (iii) to an Affiliate or member of the Family Group of the transferor (provided that the subsequent transfer of the Securities, Conversion Shares or Warrant Shares is restricted), or (iv) subject to the conditions set forth in Section 6.5(b), any other legally-available means of transfer.

                  (b)  In  connection  with  any  transfer  of
any Securities, Conversion Shares or Warrant Shares (other than a transfer described in Section 6.5(a)(i), (ii) or (iii)), the holder of such shares shall deliver written notice to the Company describing in reasonable detail the proposed transfer, together with an opinion of counsel (which, to the Company's reasonable satisfaction, is knowledgeable in securities law matters), to the effect that such transfer may be effected without registration of such shares under the Securities Act.

                  (c)  Until  transferred  pursuant  to  clauses
(a)(i) or (ii) above, each Note, Warrant and each certificate for Preferred Shares, Conversion Shares and Warrant Shares shall be imprinted with a legend substantially in the following form:

              THE SECURITIES REPRESENTED BY THIS
              [NOTE/CERTIFICATE/WARRANT] WERE ORIGINALLY ISSUED ON
              MARCH 17, 1999 AND HAVE NOT BEEN REGISTERED UNDER
              THE SECURITIES ACT OF 1933, AS AMENDED OR ANY
              APPLICABLE STATE SECURITIES LAW.
              THE TRANSFER OF THE SECURITIES
              REPRESENTED BY THIS [NOTE/CERTIFICATE/WARRANT] IS
              SUBJECT TO THE CONDITIONS SET FORTH IN THE
              SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 17, 1999, BETWEEN THE ISSUER (THE "COMPANY") AND THE
              PURCHASER NAMED THEREIN. THE COMPANY RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH
              CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH
              TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE
              FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON
              WRITTEN REQUEST TO THE COMPANY.


                                   Article VII
                              CONDITIONS PRECEDENT

         7.1 Conditions  Precedent.  The obligation of the
Purchaser to purchase the Securities hereunder is subject to the satisfaction of each of the following conditions precedent:

                  (a)  The  issuance  and  sale  of  the
Securities shall not contravene any law, rule or regulation applicable to the Purchaser or the Company or any of its Subsidiaries;

                  (b) The following conditions have been satisfied as of the Closing Date,

                           (i) The representations and warranties
of the Company contained herein and in any Related Document and in any writing delivered pursuant hereto or thereto shall be true and correct when made and materially true and correct as of the time of the Closing;

                           (ii) No action, suit, investigation or
proceeding shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any Related Document or any transaction contemplated hereby or thereby;

                           (iii) All acts or covenants required
hereunder to be performed by the Company prior to the Closing shall have been fully performed by it; and

                           (iv)No  Material  Adverse  Change
shall have occurred between the date of the Current  Balance
Sheet and the Closing Date and no event or occurrence shall have occurred that could have a Material Adverse Effect.

                  (c) The following documents and items shall be delivered to the Purchaser at or prior to the Closing:

                           (i) Stock  Certificates for the
Preferred Shares duly registered in the name of the Purchaser and evidence acceptable to the Purchaser of adoption and filing with the Secretary of State of the State of Delaware by the Company of the Certificate of Designations;

                           (ii) Fully executed Notes and a fully
executed counterpart of this  Agreement,  the Security  Agreement and the UCC-1 financing statements  related  thereto,  the
Registration  Rights  Agreement,   the  Side Agreements, the
Termination and Release Agreement and the Warrants;

                           (iii) The written opinion of
Callister, Nebeker & McCullough, counsel for the Company, in the form of Exhibit I hereto;

                           (iv) Certificates of a duly authorized
officer of the Company dated as of the Closing Date:

                              (A) Stating  that the  following
conditions  have been satisfied as of the Closing Date,

                       (1) The  representations  and  warranties
of                   the  Company  contained  herein and in any
writing  delivered                   pursuant  hereto  were  true
and  correct  when  made and are                   materially
true and correct as of the time of the Closing;

                        (2)  No  action,   suit,   investigation
or                   proceeding  is  pending  or  threatened
before  any  court or                   Governmental Agency to
restrain,  prohibit, collect damages as                   a
result  of or  otherwise  challenge  this  Agreement  or any
            Related  Document or any  transaction  contemplated
hereby or                   thereby;

                   (3)  All acts or covenants required hereunder
        to be performed by the Company prior to the Closing have
been                      fully performed by it; and

                           (4) No Material  Adverse  Change
shall have                   occurred between the date of the
Current Balance Sheet and the                   Closing Date and
there shall have
         been no event or  occurrence  that could  result in a
Material                   Adverse Effect; and

        (B) Setting  forth the  resolutions  of the Board of
Directors                   authorizing  (i) the execution and
delivery of this  Agreement                  and  the  Related
Documents  (including  the  Certificate  of
Designations)   and  the   consummation  of  the  transactions
             contemplated  hereby and  thereby,  (ii) the
increase  of the                  Board  of  Directors  to  eight
(8)  members  and  (iii)  the                  appointment  of an
individual  designated by the Purchaser to                  the
Board of Directors,  and certifying that such  resolutions
         were duly adopted and have not been rescinded or amended;

                  (v)The  Company  shall  have paid  fees
payable pursuant to Section 11.4 hereof and a fee of $400,000 and Series E Warrants to purchase 156,098 shares of Common Stock payable to Leeds Group Inc.;

                  (vi)  An  executed   Termination  and  Release
Agreement and evidence satisfactory to the Purchaser in its sole discretion that Trans Pacific Stores Ltd., a Hawaiian corporation, has no lien on any of the Company's, any of its Subsidiaries' or its licensee's property or assets with respect to its loan to the Company pursuant to the Secured Draw Down Promissory Note, dated as of March 17, 1998;

                  (vii) Lien search results satisfactory to the Purchaser in its sole discretion;

                  (viii)A certificate of an authorized officer of the Company, certifying the names and true signature of the representatives of such Person authorized to sign this Agreement and the Related Documents to which such Person is or will be a party and the other documents to be executed and delivered by such Person in connection herewith, together with evidence of the incumbency of such authorized officers;

                  (ix) A certificate of the appropriate
official(s) of the state of organization and each state of foreign qualification of the Company and each of its Subsidiaries certifying asto the subsistence in good standing of, and the payment of taxes by, such Person in such states, together with confirmation by telephone, facsimile or telegram on the Closing Date as to such matters from such official(s) or from a recognized service company specializing in the verification of organizational good standing;

                  (x)  A  true  and  complete   copy  of  the
Certificate   of Incorporation,  as amended, of the Company,
certified as of a date not more than 30 days prior to the Closing Date by an appropriate official of the state of organization of each such Person and a true and complete copy of the Bylaws of the Company, certified as of the Closing Date by the Secretary of the Company; and

                  (xi)  Such  other  documents   relating  to
the transactions contemplated hereby as the Purchaser may reasonably request.

                           (d) The Company shall have executed
and delivered to the Purchaser the Certificates (in such denominations as the Purchaser shall request) for the Preferred Stock and the Warrants being purchased by such Purchaser at the Closing.

         7.2 Closing Deliveries to the Company. The Purchaser will deliver to the Company the aggregate purchase price for the Securities to be acquired by the Purchaser.


                                  Article VIII
                            COVENANTS OF THE COMPANY

         8.1 Restricted Actions. Without the prior written consent of the holders of (i) two-thirds (2/3) (or such higher percentage of holders as may then be required by law) of the then outstanding shares of Preferred Stock and (ii) two-thirds (2/3) of the then outstanding aggregate principal amount of the Notes, and for so long as any of the Preferred Stock or Notes remain outstanding, the Company shall not, and shall not permit any Subsidiary to:

                  (a) become subject to any agreement or
instrument which by its terms would (under any circumstances) restrict or impair the Company's right to comply with or fulfill its obligations under the terms of this Agreement or any of the Related Documents;

                  (b) use the proceeds from the sale of the Securities other than for repayment of indebtedness, working capital and other general corporate purposes; provided, that the Company will in no event use the proceeds to invest in any securities other than short-term, interest-bearing government securities;

                  (c) enter into any transaction or series of transactions with any stockholder, director, officer, employee or Affiliate, including, without limitation, the purchase, sale, lease orexchange of any property, the rendering of any service or any investment, loan or advance, unless such transaction (i) is consummated by the Company in good faith on an arm's-length basis, (ii) is less than $100,000 per occurrence or $250,000 in the aggregate, and (iii) is approved by the Board of Directors, including by a majority of the Company's disinterested directors;

                  (d) expand the Board of Directors to greater than eight (8) members;

                  (e) except with respect to the sale of the synthetic fuel facilities of the Company set forth on Schedule
8.1(e), sell all or any material portion of its assets, determined on a consolidated basis;

                  (f) declare or pay any dividends, purchase or otherwise acquire for value any of its membership interests or other Capital Stock now or hereafter outstanding, return any capital to its members as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any Capital Stock of the Company or its Subsidiaries, or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, decrease or otherwise retire, any Indebtedness before its scheduled due date;

                  (g) materially alter or change the business of the Company;

                  (h) issue any stock option at less than the fair market value at the time of grant;

                           (i) create,  incur or suffer to exist,
or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

                           (i)  Indebtedness  created  hereunder
and  under the Notes;

                           (ii) Indebtedness existing on the date
hereof, as set forth in Schedule 8.1(i) hereto, and any extension of maturity, refinancing or modification of the terms thereof; provided, however, that such extension, refinancing or modification (A) is pursuant to terms that are not materially less favorable to the Purchaser than the terms of the Indebtedness being extended, refinanced or modified and
(B) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                           (iii) Indebtedness under Capitalized
Leases permitted by subparagraph (p) of this Section 8.1; and

                     (iv) additional Indebtedness at any one time outstanding not to exceed $4,000,000.

                  (j)  enter  into  any  merger,   combination,
consolidation, reorganization, recapitalization, liquidation or other similar transaction of the Company or any agreement with respect to any of the foregoing, other than a transaction for the purpose of changing the Company's domicile;

                  (k) amend the Certificate of Incorporation or Bylaws, or alter the rights, preferences and privileges of the Securities, the Conversion Shares or the Warrant Shares;

                  (l)  create  or  suffer  to  exist,   or
permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following ("Permitted Liens"):

                           (i) Liens  existing on the date
hereof, as set forth in Schedule 8.1(l) hereto, but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or of the Indebtedness secured thereby;

                           (ii) Liens created by operation of law
(other than Environmental Liens), such as materialmen's liens, mechanics' liens and other similar Liens arising in the ordinary course of business;

                           (iii) deposits, pledges or Liens
(other than Liens arising under ERISA or the Code) securing (A) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (B) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (C) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                           (iv)  restrictions  or  covenants  on
the use of real property and minor irregularities in the title thereto which do not (A) secure obligations for the payment of money or (B) materially adversely impair the value or marketability of such property or its use by the Company or any of its Subsidiaries in the normal conduct of such Person's business; provided, that in all such cases the Company or relevant Subsidiary complies in all material respects with all of its obligations under such title restrictions or covenants;

                           (v) Liens securing  Capitalized
Leases  permitted by subparagraph (p) of this Section 8.1; and

                           (vi)  non-consensual  Liens,  but only
if the Company has posted a bond or other financial assurance sufficient to satisfy the Indebtedness secured by such Lien.

                  (m) assume, guarantee, endorse or otherwise
become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), in connection with any Indebtedness of any other Person (other than,  in  the  case  of  the  Company,
guaranties  of   Indebtedness  of  any Subsidiaries), other than

                           (i)   guaranties   by   endorsement
of   negotiable instruments for deposit or collection in the
ordinary course of business; and

                           (ii) guaranties  existing on the date
hereof, as set forth in Schedule 8.1(m) hereto, but not any renewal or other modification thereof;

                  (n) make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than (i) raw material purchased in the ordinary course of business and (ii) trade credit extended in the ordinary course of business;

                  (o)  create,  incur or suffer to exist,  or
permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under Capitalized Leases which would cause the aggregate amount of all obligations under Capitalized Leases entered into after the Closing Date owing by the Company in any fiscal year to exceed the amounts set forth in subsection (p) of this Section 8.1;

                  (p)  except  as set  forth  on  Schedule
8.1(p), make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any Capital Expenditure (by purchase or capitalized lease) other than Capital Expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such Capital Expenditures to exceed the greater of (i) $300,000 and (ii) 15% of the greater of (A) Consolidated EBITDA (as defined in the Notes) for the prior fiscal year of the Company and (B) Consolidated EBITDA for the current fiscal year of the Company, in any fiscal year of the Company;

                  (q) allow the use, handling,  generation,
storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by the Company or any of its Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment,
release or  disposal  of  Hazardous   Materials  does  not
result in a violation of Environmental Law which would result in a Material Adverse Change;

                  (r) (A) engage or permit any ERISA Affiliate to engage in any transaction described in Section 4069 of ERISA;
(B) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor; (C) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (D) fail to make any contribution or payment to any Multiemployer Plan which the Company or any Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereof; (E) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; and

                  (s) grant any rights of registration under the Securities Act relating to any of its shares of capital stock or other securities to any Person other than pursuant to this Agreement, unless (i) the rights so granted to another Person do not limit, restrict or impair the rights of the Purchaser under this Agreement and under the Related Documents and (ii) such rights so granted to another Person do not grant priority in registration rights to such other Person over rights granted to Purchaser under this Agreement and under the Related Documents.

         8.2 Required Actions. For so long as any shares of Preferred Stock or the Notes remain outstanding, the Company shall, and shall cause each Subsidiary to:

                  (a) cause all  properties  owned by the
Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the management of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and is not disadvantageous in any material respect to the holders of the Securities;

                  (b) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the holders of Securities;

                  (c) maintain the books, accounts and records of the Company and its Subsidiaries in accordance with past custom and practice as used in the preparation of the Financial Statements except to the extent permitted or required by GAAP;

                  (d) keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated);

                  (e) comply with all material legal
requirements and material contractual obligations applicable to the operations and business of the Company and its Subsidiaries and pay all applicable Taxes as they become due and payable;

                  (f) permit representatives of any holder of the Securities and its agents (including their counsel, accountants and consultants) to have reasonable access upon reasonable notice during business hours to the Company's books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel so long as such access does not violate any applicable Federal or state law or cause the loss of the attorney-client privilege;

                  (g) at all  times  (i)  file  all  reports
(including annual reports, quarterly reports and the information, documentation and other reports) required to be filed by the Company under the Exchange Act and Sections 13 and 15 of the rules and regulations adopted by the SEC thereunder, and the Company shall use its best efforts to file each of such reports on a timely basis, and take such further action as any holder or holders of the Securities, the Conversion Shares or the Warrant Shares may reasonably request (including providing copies of such reports to the holders of the Securities, the Conversion Shares or the Warrant Shares), all to the extent required to enable such holders to sell Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC and to enable the Company to register securities with the SEC on Form S-3 or any similar short-form registration statement and upon the filing of each such report deliver a copy thereof to each holder of the Securities, the Conversion Shares or the Warrant Shares, (ii) if the Company is no longer subject to the requirements of the Exchange Act, provide reports to the holders of the Securities, the Conversion Shares or the Warrant Shares in substantially the same form and at the same times as would be required if the Company were subject to the Exchange Act, and
(iii) provide to each initial holder of the Securities, the Conversion Shares or the Warrant Shares and each other holder who has entered into a confidentiality agreement with the Company, pursuant to mutually agreeable terms, any material
information   distributed  to  the  Board  of Directors);

                  (h) maintain at all times a valid listing for the Common Stock on a national securities exchange, the Nasdaq
National  Market System or the Nasdaq SmallCap Market;

                           (i)  maintain  all  material
Intellectual Property Rights necessary to the conduct of its business and own or have a valid license to use all right, title and interest in and to, such material Intellectual Property
Rights;

                  (j) on the  Closing  Date and at each
subsequent election of directors, to elect to the Board of Directors an individual designated by OZ Master Fund, Ltd., as long as any Preferred Stock or Notes are outstanding;

                  (k)  deliver   Dividend   Shares  and
Conversion   Shares  in accordance  with the terms and
conditions, and time periods, set forth in the Certificate of Designation and the Notes;

                  (l) on the  earlier to occur of (i) a
redemption pursuant to either Section 4 of the Certificate of Designations or paragraph 3 of the Notes and (ii) the third anniversary of the Closing Date, pay to the Purchaser a financing fee of $100,000;

                  (m) by March 31, 2000, obtain the vote of the shareholders of the Company approving the sale and issuance of Securities and Conversion Shares, Warrant Shares and Dividend Shares upon conversion and exercise of the Securities to the extent the issuance thereof equals 20% or more of the Common Stock as required by the Nasdaq Stock Market or any other national securities exchange on which the Common Stock shall at the time be listed; provided, that the Company shall file a proxy statement with the SEC related thereto no later than June 30, 1999 and use its good faith efforts to obtain such approval by June 30, 1999 or as soon thereafter as is possible. The proxy statement shall comply in all material respects with federal and state securities laws and the rules and regulations promulgated thereunder and the Company agrees that it will recommend to its shareholders that the approval of the issuance of such shares to the Purchaser is in the best interests of the Company and its shareholders;

                  (n) (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens; (ii) comply, and cause its Subsidiaries to comply, in all material respects with Environmental Laws and shall provide to the Purchaser documentation of such compliance which the Purchaser reasonably requests; (iii) promptly notify the Purchaser of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Company, any of its Subsidiaries or, to the knowledge of the Company, any of its licensees and take any Remedial Actions required to abate said Release or otherwise to come into compliance with applicable Environmental Law; and (iv) promptly provide the Purchaser with written notice within ten (10) days of the receipt of any of the following: (a) notice that an Environmental Lien has been filed against any of the real or personal property of the Company, any of its Subsidiaries or, to the knowledge of the Company, any of its licensees; (b) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Company or any Subsidiary; and (c) notice of a violation, citation or other administrative order which would reasonably be expected to cause a Material Adverse Effect; and

                  (o) Take such  actions and execute,
acknowledge and deliver, and cause each of the Subsidiaries to take such actions and execute, acknowledge and deliver, at its sole cost and expenses such agreements, instruments or other documents as the Purchaser may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement and the Related Documents, (ii) maintain the validity and effectiveness of any of the Related Documents, and
(iii) to better assure, convey, grant, assign, transfer and confirm unto the Purchaser the rights now or hereafter intended to be granted to the Purchaser under this Agreement or any Related Document.

         8.3 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of issuance upon conversion of the Preferred Shares, any Dividend Shares and the Notes and the exercise of the Warrants, such number of shares of Common Stock as are issuable upon the conversion or exercise of all outstanding shares of Preferred Stock, Notes and Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all Taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

         8.4 Payments Free of Withholding. All payments by the Company hereunder or under the Preferred Stock, the Notes, or the Warrants shall be made free and clear of, and without any deduction for, any Tax imposed by any taxing jurisdiction, domestic or foreign.


                                   Article IX
                                    SURVIVAL

         9.1 Survival. The representations, warranties, covenants and agreements of the parties hereto contained herein, or in any writing delivered pursuant hereto, shall survive the Closing of the transactions contemplated hereby and by the Related Documents notwithstanding any due diligence investigation conducted by or on behalf of Purchaser.


                                    Article X
                                 INDEMNIFICATION

         10.1 Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless, on an after-tax basis, the Purchaser and each other holder of the Securities and each of their respective officers,
directors,   employees  and  agents  (including,  without
limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, Environmental Actions, losses, costs, penalties, fees, liabilities, Environmental Liabilities and Costs and damages, and expenses (including, without limitation, costs of suit and attorneys' fees and expenses) in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought) (the "Indemnified Liabilities"), incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) the breach or inaccuracy of any representation or warranty contained in this Agreement or any Related Document or any other instrument, agreement or document delivered to the Purchaser in accordance herewith or therewith,
(b) the execution, delivery, performance or enforcement of this Agreement, any Related Document and any other instrument, document or agreement executed pursuant hereto or thereto
by  any of the Indemnitees   or  (c)   resulting   from  any
breach  or   inaccuracy   of  any representation, warranty,
covenant or agreement made by the Company herein or in any Related Document. The Company shall reimburse the Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.


                                   Article XI
                               GENERAL PROVISIONS

         11.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of Securities, Conversion Shares or Warrant Shares. Except as otherwise specifically provided herein, this Agreement shall not be assignable by the Company without the prior written consent of the Purchaser.

         11.2 Entire Agreement. This Agreement and the other writings referred to herein or delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior oral or written arrangements or understandings.

         11.3 Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

                  (a)            If to the Company:

                                 Covol Technologies, Inc.
                                 3280 North Frontage Road
                                 Lehi, Utah 84043
                                 Telecopy:  (801) 768-4483
                                 Attention: Steven Stewart
         with a copy to (which shall not constitute notice to the Company):

                                 Callister, Nebeker & McCullough
                                 Ten East South Temple
                                 Salt Lake City, Utah 84133
                                 Telecopy:  (801) 364-9127
                                 Attention: Richard Beard, Esq.

                  (b)            If to the Purchaser:

                                 OZ Master Fund, Ltd.
                                 c/o Och-Ziff Management, L.L.C.
                                 153 East 53rd Street
                                 New York, New York 10022
                                 Telecopy:  (212) 292-5999
                                 Attention: Dan Och

         with a copy to (which shall not constitute notice to the Purchaser):

                                 Schulte Roth & Zabel LLP
                                 900 Third Avenue
                                 19th Floor
                                 New York, New York 10022
                                 Telecopy:  (212) 593-5955
                                 Attention: Mark Broude, Esq.

         11.4 Purchaser Fees and Expenses.

                  (a) The Company shall reimburse the Purchaser upon demand for (i) the reasonable fees and expenses of counsel(s) to the Purchaser incurred in connection with the
documentation,   negotiation  and  consummation  of  the
transactions contemplated by this Agreement and the Related Documents and (ii) reasonable due diligence expenses incurred by the Purchaser. The Company shall reimburse the Purchaser for the reasonable fees and expenses of counsel(s) to the Purchaser incurred in connection with any future amendment or waiver to this Agreement or any of the Related Documents.

                  (b) The Company also agrees to pay or cause to be paid, on demand, and to save the Purchaser harmless against liability for the payment of all reasonable out-of-pocket expenses incurred by the Company from time to time arising from or relating to: (i) the preservation and protection of any of the Company's rights under this Agreement or the Related Documents, (ii) the defense of any claim or action asserted or brought against the Purchaser by any Person that arises from or relates to this Agreement, any Related Document, the Purchaser's claims against the Company, or any and all matters in connection therewith, (iii) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any Related Document, (iv) the filing of any petition, complaint, answer, motion or other pleading by the Purchaser in connection with this Agreement or any Related Document, (v) any attempt to collect from the Company, (vi) the receipt of any advice with respect to any of the foregoing, (vii) all liabilities and costs arising from or in connection with the past, present or future operations of the Company or any Subsidiary involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (viii) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Company or any Subsidiary, or (ix) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Related Document: (A) the Company agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Purchaser to be payable in connection with this Agreement or any Related Document, and the Company agrees to save the Purchaser harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting form any omission to pay or delay in paying any such taxes, fees or impositions, and (B) if the Company fails to perform any covenant or agreement contained herein or in any Related Document, the Purchaser may itself perform or cause performance of such covenant or agreement, and the expenses of the Purchaser incurred in connection therewith shall be reimbursed on demand by the Company.

         11.5 Amendment and Waiver. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and the holders of at least 662/3% of the shares of Preferred Stock and at least 662/3% of the aggregate principal amount of the Notes then outstanding, in each case, voting separately as one class. Any failure of the Company to comply with any provision hereof may only be waived in writing by the holders of at least 662/3% of the shares of Preferred Stock and at least 662/3% of the aggregate principal amount of the Notes outstanding, in each case, voting separately as one class, and any failure of any holder of the Securities, the Conversion Shares or the Warrant Shares to comply with any provision hereof may only be waived in writing by the Company. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

         11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

         11.7 Headings. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

         11.8 Specific Performance. The Company, on the one hand, and the Purchaser, on the other hand, acknowledge that money damages would not be a sufficient remedy for any breach of this Agreement. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive relief as remedies for any such breach, these remedies being in addition to any of the remedies to which they may be entitled at law or equity.

         11.9 Remedies Cumulative. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

         11.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE LAWS OF CONFLICT OR CHOICE OF LAWS OF THE STATE OF NEW YORK OR OF ANY OTHER JURISDICTION THAT WOULD RESULT IN THE APPLICATION OF ANY LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

         11.11 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS
PROPERTY,  GENERALLY  AND  UNCONDITIONALLY,   THE JURISDICTION OF
THE AFORESAID COURTS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.3, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PURCHASER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE)
WITH  RESPECT  TO  ITSELF  OR  ITS  PROPERTY,   THE  COMPANY
HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE RELATED DOCUMENTS.

         11.12 WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR RELATED DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE COMPANY CERTIFIES THAT NO OFFICER, REPRESENTA TIVE, AGENT OR ATTORNEY OF THE PURCHASER
HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE COMPANY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASER ENTERING INTO THIS AGREEMENT.

         11.13 No Third Party Beneficiaries. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         11.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         11.15 Right of First Refusal. For as long as any Preferred Stock or Notes are outstanding, the Company shall provide the Purchaser with written notice, prior to the execution by the Company of any binding commitment or contract, of its intention to obtain debt or equity financing from a party other than the Purchaser, with such notice to provide the terms of such debt or equity financing. The Purchaser may, within five (5) Business Days of its receipt of such notice, provide the Company with written notice of its willingness to provide all of such debt financing or all or a portion of such equity financing, as applicable, on such terms, in which case the Company may not consummate such debt or equity financing on such terms except with the Purchaser. In addition and subject to the notice provisions of this section, for so long as any of the Preferred Stock or Notes are outstanding, the Purchaser shall have the right to subscribe for and receive additional securities of the Company upon all additional issuances of stock by the Company (other than issuances pursuant to employee stock or stock option benefit plans of the Company or in connection with any stock split or stock dividend) of any or all classes or series thereof, or securities of the Company convertible into or exchangeable for such stock, such that the Purchaser may, by purchasing such additional securities, maintain the percentage interest it had immediately prior to such issuance of the voting power of the capital stock of the Company voting together as a single class and/or its economic interest in the Company.

                                    * * * * *

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement as of the date first above written.


                                    COVOL TECHNOLOGIES, INC.


                                    By: /s/ Steven G. Stewart


                                    ---------------------------------
                                    Name: Steven G. Stewart
                                    Title: CFO



                                    OZ MASTER FUND, LTD.


                                    By: /s/ Daniel S. Och

                                    ---------------------------------
                                    Name: Daniel S. Och
                                    Title: Managing Member

The following schedules and exhibits have been omitted from the Securities Purchase Agreement attached to this report as
Exhibit 10.58:

Schedules

Schedule 4.1                Subsidiaries
Schedule 4.3                Capitalization
Schedule 4.6(a)             Certain Changes
Schedule 4.6(e)             Places of Business
Schedule 4.7                Litigation
Schedule 4.13               Owned Real Property
Schedule 4.16               Intellectual Property
Schedule 4.17               Employees
Schedule 4.19               Environmental Laws
Schedule 4.20               Transactions with Affiliates
Schedule 4.21               Taxes
Schedule 4.22               Other Investors
Schedule 4.29               Registration Rights
Schedule 4.31               Synthetic Fuel Facilities
Schedule 8.1(e)             Synthetic Fuel Facilities for Sale
Schedule 8.1(i)             Indebtedness
Schedule 8.1(l)             Permitted Liens
Schedule 8.1(m)             Guarantees
Schedule 8.1(p)             Capital Expenditures


Exhibits

Exhibit A                   Certificate of Designations
Exhibit B                   Financial Statements
Exhibit C                   Registration Rights Agreement
Exhibit D                   Security Agreement
Exhibit E                   Side Agreements
Exhibit F                   Termination and Release Agreement
Exhibit G                   Form of Warrant
Exhibit H                   Form of Convertible Secured Note
Exhibit I                   Opinion of Counsel

The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange
Commission upon request.